Calculation of Filing Fee Tables
S-3
Duke Energy CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(a)	2,396,762	$ 109.20	$ 261,726,410.40	0.0001531	$ 40,070.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock	415(a)(6)	2,603,238		$ 265,842,664.56			S-3	333-262386	01/28/2022	$ 24,643.62
			Total Offering Amounts:				$ 527,569,074.96		$ 40,070.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 40,070.31
Offering Note
[1]	In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on January 23, 2025.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 2,603,238 shares of the Registrant's common stock (the "Unsold Securities") that were previously registered under the Registrant's registration statement on Form S-3 (File No. 333-262386), filed and effective on January 28, 2022 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the filing fees of approximately $24,643.62 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $40,070.31 with respect to the remaining $261,726,410.40 of securities registered hereunder is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.